Exhibit 99.6

                  CONSENTS OF PERSONS NAMED AS FUTURE DIRECTORS

The undersigned hereby consent to the inclusion of their names in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as persons to become directors of W. R. Grace & Co. ("Grace"), which will be renamed "Sealed Air Corporation", upon consummation of the merger of Packco Acquisition Corp., a wholly-owned subsidiary of Grace, with and into Sealed Air Corporation.



          /s/  John K. Castle
---------------------------------------              February 13, 1998
               John K. Castle

          /s/  Lawrence Codey
---------------------------------------              February 13, 1998
               Lawrence Codey

          /s/  T.J. Dermot Dunphy
---------------------------------------              February 13, 1998
               T.J. Dermot Dunphy

          /s/  Charles F. Farrell
---------------------------------------              February 13, 1998
               Charles F. Farrell

          /s/  David Freeman
---------------------------------------              February 13, 1998
               David Freeman

          /s/  Alan H. Miller
---------------------------------------              February 13, 1998
               Alan H. Miller

          /s/  R.L. San Soucie
---------------------------------------              February 13, 1998
               R.L. San Soucie